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                                                                    Exhibit 23.2

            CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1989 Stock Option Plan, the 1999 Stock Option Plan and the 1999 Employee Stock Purchase Plan of Finisar Corporation of our report dated June 25, 1999, with respect to the financial statements of Finisar Corporation included in its Registration Statement on Form S-1
(No. 333-87017) for the year ended April 30, 1999, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Palo Alto, California
March 14, 2000